Exhibit 10.2

DEPOMED, INC.

WAIVER AND RELEASE AGREEMENT

Pursuant to this Waiver and Release Agreement (the “Waiver and Release”), Depomed, Inc. (the “Company”) has offered to provide James A. Schoeneck (“Schoeneck”) the following payments and benefits (the “Benefits”):

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Eight Hundred Twenty Five Thousand Dollars and no cents ($825,000), which is equal to twelve months of Schoeneck’s base salary, payable in equal installments in accordance with the Company’s ordinary payroll practices (the “Cash Payment”);

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The full cost of the health insurance benefits provided to Schoeneck, his spouse and dependents, as applicable, pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other applicable law through the earlier of (a) the end of the twelve (12) month period following the date hereof or (b) the date on which Schoeneck is no longer eligible for such COBRA or other benefits under applicable law(the “Healthcare Payment”); and

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Up to six (6) months of documented, bona fide, outplacement services not to exceed $5,000 per month (with a provider and in a program selected by Schoeneck provided that Schoeneck commences such services within ninety (90) days of the date hereof) (the “Outplacement Payment”).

The Benefits are offered to Schoeneck in exchange and as full consideration for a mutual agreement between the Company and Schoeneck (the “Parties”), among other things, to irrevocably waive any and all  claims the Parties have against each other and release the Parties  and any of their predecessors, successors and assigns, all of the affiliates (including parents and subsidiaries if any) of the Parties and their directors and officers, employees and agents, advisors and contractors, insurers, representatives, employee benefit plans and the fiduciaries and agents of said plans if any (collectively, the “Released Parties”) from any and all claims, demands, actions, liabilities and damages, whether known or unknown, arising out of or relating in any way to Schoeneck’s employment with or separation from the Company; provided, however, that this Waiver and Release shall not apply to (1) any existing right the Parties have to indemnification, contribution and a defense, (2) any directors and officers and general liability insurance coverage, (3) any rights Schoeneck may have as a shareholder of the Company, (4) any rights Schoeneck has to the Benefits under this Waiver and Release, (5) any claims against Schoeneck relating to any post-employment restrictions, and (6) any rights which cannot be waived or released as a matter of law.  In addition, this Waiver and Release shall not apply to any claim against Schoeneck relating to any fraud, theft or misconduct Schoeneck did not properly disclose to the Company.

In addition to the Benefits, the Company agrees to make payment to Schoeneck for all time worked and accrued paid time off, as well as for all expenses incurred on behalf of the Company, through the date hereof, less usual deductions within seven days of execution of this Waiver and Release.  The Company agrees to return to Schoeneck his personal property on its premises within seven days of execution of this Waiver and Release.

By executing this Waiver and Release, and in exchange for the payment to Schoeneck of the Cash Payment and the Healthcare Payment, except as set forth herein, the Parties (1) agree not to sue or otherwise make any claim regarding or relating in any way to Schoeneck’s employment with or separation from the Company, (2) knowingly and voluntarily waive all claims and release each other and the other Released Parties from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to Schoeneck’s employment with or separation from the Company (including any claim for any wages, salary, bonuses (including any bonus in respect of actual performance for the year of termination in the event that such bonus has not yet been paid), benefits, payments, or other forms of compensation, including but not limited to any stock or other security or derivative security issuable by the Company, any vested or unvested option to acquire shares of stock of the Company or any other form of equity-based compensation), and (3) waive any rights that the Parties may have under Schoeneck’s Offer Letter, dated April 3, 2011 (the “Offer Letter”), the Management Continuity Agreement between Schoeneck and the Company, dated February 12, 2016 (the “Management Continuity Agreement”), Schoeneck’s equity notices of award and award agreements with the Company and any of the Company’s involuntary severance benefit plans (not including, for the avoidance of doubt, this Waiver and Release, except for claims by the Company against Schoeneck relating to any post-employment restrictions) (items (1), (2)

and (3), collectively the “General Release”).  This General Release includes, but is not limited to, claims and causes of action under:  Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Energy Reorganization Act, as amended, 42 U.S.C. §§ 5851; the Workers Adjustment and Retraining Notification Act of 1988; the Sarbanes-Oxley Act of 2002; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Occupational Safety and Health Act; the California Fair Employment and Housing Act, as amended; the California Labor Code; claims in connection with workers’ compensation or “whistle blower” statutes (except to the extent prohibited by law); and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law.

By executing and not revoking this agreement as described in this paragraph, and in exchange for the offer of payment to Schoeneck of the Outplacement Payment, Schoeneck acknowledges and agrees knowingly and voluntarily that he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, including the Older Workers Benefit Protection Act of 1990 (“ADEA”), which have arisen on or before the date hereof (the “ADEA Release”).  Schoeneck understands that signing this Waiver and Release is an important legal act.  He acknowledges that the Company has advised him in writing to consult an attorney, and that Schoeneck has consulted an attorney, before signing this Waiver and Release and that the Company has given Schoeneck at least 21 calendar days from the day he received a copy of this Waiver and Release to sign it (which 21-day period may be waived by Schoeneck at his election).  He understands that for a period of seven calendar days following the date that he signs this Waiver and Release, Schoeneck may revoke his acceptance of the Outplacement Payment solely with respect to the ADEA Release, provided that his written statement of revocation is received on or before that seventh day by the General Counsel, Depomed, Inc., 7999 Gateway Boulevard, Suite 300, Newark, California 94560, facsimile number:  (510) 744-8001, in which case the ADEA Release will not become effective but the remainder of this Waiver and Release, including the General Release, shall remain effective.  In the event Schoeneck revokes his acceptance of the ADEA Release as permitted by this paragraph, the Company shall have no obligation to provide him the Outplacement Payment.  Schoeneck understands that failure to revoke his acceptance of the ADEA Release within seven calendar days from the date he signs this Waiver and Release will result in the ADEA Release being permanent and irrevocable.

The Parties expressly represent that no promise or agreement which is not expressed herein has been made to them in executing this Waiver and Release, and that the Parties are relying on their own judgment in executing this Waiver and Release, and that the Parties are not relying on any statement or representation of each other, or any of their Affiliates, or any of their agents if any.  The Parties agree that this Waiver and Release is valid, fair, adequate and reasonable, is entered into with full knowledge and consent, was not procured through fraud, duress or mistake and has not had the effect of misleading, misinforming or failing to inform the Parties.

In further exchange for the payment to Schoeneck of the Benefits, he agrees to forfeit all of his outstanding stock options (whether vested or  unvested) and unvested restricted stock units granted to him under the Depomed, Inc. equity compensation plans (as in effect from time to time) and related notices of award and award agreements (collectively, the “Equity Award Documents”).  Schoeneck agrees that in no event shall he engage in any trading of the Company’s stock prior to the second business day following the Company’s earnings announcement for the first quarter of 2017.

Schoeneck affirms that he disclosed fully to the Company any and all violations of law, regulation or company policy or any other misconduct and/or irregularities relating in any way to the Company about which he is aware and can recall.  Schoeneck acknowledges and agrees that the Company may cease making any payment of the Benefits to him, and that he shall repay to the Company all payments of the Benefits he has received (save $100, which shall be retained by Schoeneck in consideration for the release of claims provided hereby), if the Company determines in good faith that these representations and warranties are knowingly false or that he engaged in undisclosed material violations of law, regulation or company policy that he knew and did not disclose or any other material misconduct and/or irregularities relating in any way to the Company that he knowingly failed to disclose.  The Company’s right to cease or clawback Benefits pursuant to this provision terminates upon the conclusion of the twelve month period of the Cash Payment.

In further exchange for the payment to Schoeneck of the Benefits, he agrees not to make any disparaging or derogatory statements concerning the Company (including its products and technology) or its directors or officers. The Company hereby agrees to instruct its officers and directors not to make any disparaging or derogatory statements concerning Schoeneck.  These non-disparagement obligations shall not in any way affect the Parties’

obligation or rights in connection with any legal proceeding or our respective rights to provide truthful information to government authorities.  Schoeneck further acknowledges and agrees that he is bound by and will comply with the Employee Confidential Information and Inventions Agreement and any similar agreements that he entered into with the Company and that Schoeneck will, within seven calendar days of the date of this Waiver and Release, return all Company property (including computers, phones and other peripherals as well as intangible property, such as data, books and records) to the Company. Furthermore, except as set forth below, Schoeneck acknowledges that the Company and its subsidiaries and affiliates intend, and make reasonable good faith efforts, to protect the Company’s Confidential Information from public disclosure and Schoeneck agrees not to, directly or indirectly, divulge, transmit, publish, copy, distribute, furnish or otherwise disclose or make accessible any Company Confidential Information, or use any Company Confidential Information for the benefit of anyone other than the Company. Schoeneck acknowledges that Confidential Information shall include, but not be limited to, all non-public, proprietary or confidential information relating to the Company’s products, services, know-how, scientific information, intellectual property, clinical and pre-clinical data, regulatory data, sales information, customer information, vendor information, business strategy and plans, potential strategic transactions, patents, patent applications, trade secrets and shall also include all non-public information Schoeneck learned in connection with his role as a director of the Company as well as any information that if disclosed may be useful to the Company’s competitors or harmful to the Company, its customers, suppliers or partners.

Notwithstanding the foregoing, nothing contained in this Waiver and Release is intended to prohibit or restrict Schoeneck in any way from: (1) bringing a lawsuit against the Company to enforce the Company’s obligations under this Waiver and Release; (2) making any disclosure of information required by law; (3) filing a charge with, providing information to, or testifying or otherwise assisting in any investigation or proceeding by, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, or any other government agency or legislative body or any self-regulatory organization; or (4) filing any claims that are not permitted to be waived or released under applicable law (although Schoeneck’s ability to recover damages or other relief is still waived and released to the extent permitted by law).  Nothing contained in this Waiver and Release is intended to waive any rights Schoeneck may have related to unemployment compensation and workers’ compensation and indemnification claims under Section 2802 of the California Labor Code or to any whistleblower or similar award.

Notwithstanding the foregoing, Schoeneck understands that he shall not be held criminally or civilly liable under this Waiver and Release, the Employee Confidential Information and Inventions Agreement or any federal or state trade secret law for the disclosure of a trade secret that he makes (a) in confidence to a federal, state, or local government official or to an attorney solely for the good faith purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

The Parties acknowledge that they may discover facts different from or in addition to those which they now know or believe to be true and that this Waiver and Release shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.  The Parties hereby expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the Civil Code of the State of California, and/or any analogous law of any other state.

Section 1542 states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Should any of the provisions set forth in this Waiver and Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Waiver and Release.  The Parties acknowledge that this Waiver and Release sets forth the entire understanding and agreement between them concerning the subject matter of this Waiver and Release and supersedes any prior or contemporaneous oral and/or written agreements or representations, if any, between the Parties on the same subject matter (including the Offer Letter, Management Continuity Agreement and Equity Award Documents) and that the Parties shall have no rights to any payments under any prior agreement except as set forth herein.

The Parties acknowledge that they have read this Waiver and Release.  The Parties have consulted with independent legal counsel, have had an opportunity to ask questions and have it explained to them and that the Parties understand that this Waiver and Release will have the effect of knowingly and voluntarily waiving the claims set forth above.

Schoeneck hereby resigns from his position as Chief Executive Officer and as a member of the board of directors of the Company, and from all other positions and offices with the Company and its affiliates, effective on the date of execution of this Waiver and Release.

James A. Schoeneck	/s/ August J. Moretti
Employee’s Name	Company Representative’s Signature
/s/ James A. Schoeneck	August J. Moretti, CFO
Employee’s Signature	Company’s Representative’s Name and Title
March 26, 2017	March 28, 2017
Employee’s Signature Date	Company’s Execution Date